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                                                                 EXHIBIT 23.5


                           CONSENT OF LEHMAN BROTHERS


         We hereby consent to the use of our opinion letter dated February 23, 1998 to the Board of Directors of Somatogen, Inc. (the "Company") attached as Appendix B to the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") of the Company and Baxter International Inc. ("Baxter") included in the Form S-4 of Baxter (the "Registration Statement") and to the references to our firm in the Proxy Statement/Prospectus under the heading "The Merger - Opinion of Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission thereunder and we do not hereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                              LEHMAN BROTHERS INC.



                                              By: /s/ RODNEY K. B. YOUNG
                                                 ----------------------------
                                                  Rodney K. B. Young

New York, New York
March 11, 1998